As filed with the Securities and Exchange Commission on September 18, 2012

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0214719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM08, Bermuda (441) 296-5858 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

1090 Vermont Avenue, NW, Suite 910

Washington, DC 20005

(800) 767-1553

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

ARGO GROUP STATUTORY TRUST

(Exact name of registrant as specified in its Certificate of Trust)

Delaware	74-6527228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Argo Group US, Inc. 175 East Houston Street, Suite 1300 San Antonio, TX 78205 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	c/o Argo Group US, Inc. 175 East Houston Street, Suite 1300 San Antonio, TX 78205 (Name, address, including zip code, and telephone number, including area code, of agent for service)

ARGO GROUP US, INC.

(Exact name of registrant as specified in its Certificate of Formation)

Delaware	06-1183996
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, TX 78205 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	175 East Houston Street, Suite 1300 San Antonio, TX 78205 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jay S. Bullock Executive Vice President and Chief Financial Officer Argo Group International Holdings, Ltd. 110 Pitts Bay Road Pembroke HM08, Bermuda (441) 296-5858	R. Scott Falk, P.C. Roger D. Rhoten Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 (312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Argo Group International Holdings, Ltd.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Shares, par value $1.00 per share
Preferred Shares, par value $1.00 per share
Debt Securities
Warrants (3)
Units (4)
Depositary Shares (5)
Purchase Contracts (6)
Trust Preferred Securities of Argo Group Statutory Trust
Debt Securities of Argo Group US, Inc.
Guarantees issued by Argo Group of Trust Preferred Securities (7)
Guarantees issued by Argo Group of Argo US Debt Securities (8)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. Securities registered by this registration statement may be offered and sold separately or together with other securities under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.
(3)	Warrants may represent rights to purchase debt securities, preferred shares or common shares registered under this registration statement.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more other securities registered by this registration statement, which may or may not be separable from one another.
(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.
(6)	Purchase contracts may be issued separately or as units.
(7)	No separate consideration will be received for the guarantees of the trust preferred securities issued by the Capital Trust.
(8)	No separate consideration will be received for the guarantees of Argo US debt securities.

PROSPECTUS

Argo Group International Holdings, Ltd.

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Depositary Shares

Purchase Contracts

Hybrid Securities Combining Elements of the Foregoing

ARGO GROUP STATUTORY TRUST

Trust Preferred Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this

Prospectus by Argo Group International Holdings, Ltd.

ARGO GROUP US, INC.

Debt Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this

Prospectus by Argo Group International Holdings, Ltd.

Argo Group International Holdings, Ltd. may offer from time to time, in one or more offerings, any combination of its common shares, preferred shares, debt securities, warrants, units, depositary shares, purchase contracts and hybrid securities combining elements of the foregoing.

Additionally, Argo Group Statutory Trust (the “Capital Trust”), a Delaware statutory trust, may offer and sell trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities as described in this prospectus or in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by the Capital Trust.

Argo Group US, Inc. (“Argo US”), a Delaware corporation, may offer, from time to time, debt securities. We will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Argo US, as described in this prospectus and in an applicable prospectus supplement.

We may also allow certain of our securityholders to sell certain of their securities using this prospectus and a prospectus supplement.

We, the Capital Trust or Argo US, as the case may be, will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we, the Capital Trust or Argo US will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We, the Capital Trust or Argo US may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds or the proceeds of the Capital Trust from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “AGII.”

See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before investing in these securities.

Neither the United States Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, we, the Capital Trust, Argo US and selling securityholders may sell the securities described in this prospectus in one or more offerings in an amount to be determined on a future date and updated by way of a prospectus supplement.

This prospectus provides you with a general description of the securities that we, the Capital Trust, Argo US and selling securityholders may offer. Each time we, the Capital Trust or Argo US, as the case may be, use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities and the securities of the Capital Trust and Argo US, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. None of we, the Capital Trust or Argo US has authorized anyone to provide you with different information. None of we, the Capital Trust or Argo US is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

Pursuant to a general permission notice issued by the BMA dated June 1, 2005, we have the authority to issue and transfer our securities to and between persons regarded as non-resident in Bermuda for exchange control purposes, subject to the condition that our common shares are listed on the NASDAQ Global Select Market or another appointed stock exchange as that term is defined in the Bermuda Companies Act 1981 (“Companies Act”). Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval of the BMA. Pursuant to the provisions of the Bermuda Insurance Act 1978 (“Insurance Act”), any person who becomes a holder of at least 10%, 20%, 33% or 50% of our common shares must notify the BMA in writing within 45 days of becoming such a holder (or 30 days from the date they have knowledge of the acts or circumstances by virtue of which they became such a holder, whichever is later). The BMA has the power to object to a person holding 10% or more of our common shares if it appears to the BMA that the person is not fit and proper to be such a holder. In such a case, the BMA may require the holder to reduce their shareholding in us and may direct, among other things, that the voting rights attaching to their common shares shall not be exercisable. A person that does not comply with such a direction from the BMA will be guilty of an offense. At the time of issue of any prospectus supplement pursuant hereto, we will deliver to and file a copy of the prospectus supplement with the Registrar of Companies in Bermuda in accordance with the Companies Act. The BMA accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

The terms “Argo Group,” “Argo Holdings,” “Company,” “we,” “us” and “our” as used in this prospectus refer to Argo Group International Holdings, Ltd. and its consolidated subsidiaries unless the context otherwise requires. References to the “Capital Trust” refer to Argo Group Statutory Trust. References to “Argo US” refer to Argo Group US, Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY

We are an international underwriter of specialty insurance and reinsurance products in the property and casualty market. We target niches where we can develop a leadership position and which we believe will generate superior underwriting profits. Our growth has been achieved both organically through an operating strategy focused on disciplined underwriting and as a result of strategic acquisitions.

Our operations include four ongoing business segments: Excess and Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200. Our Excess and Surplus Lines focus on risks that the standard (admitted) market is unwilling or unable to underwrite due to the unique risk characteristics of the insureds or the lack of insurers willing to offer such coverage because of the perils involved, the nature of the business, or the insured’s loss experience. Commercial Specialty targets business classes and industries with distinct risk profiles that can benefit from specially designed insurance programs, tailored loss control and expert claims handling. Our International Specialty segment is comprised of our business outside the U.S., including a property catastrophe focused business, and various specialty coverage businesses in the Middle East, North Africa, Brazil and throughout Europe, but in each case excluding Syndicate 1200. Our Syndicate 1200 operation focuses on underwriting worldwide property, specialty and non U.S. liability insurance on behalf of one underwriting syndicate, under the Lloyd’s of London global franchise.

Our principal executive offices are located at 110 Pitts Bay Road, Pembroke HM08, Bermuda, and our telephone number is (441) 296-5858. Our website address is www.argolimited.com. This website address is not intended to be an active link and information on our website should not be construed to be part of this prospectus.

ARGO GROUP STATUTORY TRUST

The Capital Trust is a statutory business trust created in August 2009 under Delaware law pursuant to (1) a declaration of trust executed by us, as sponsor of the Capital Trust, and the capital trustee for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on August 13, 2009. The trust declaration will be amended and restated in its entirety. The restated trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the trust preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•	using the gross proceeds from the sale of the trust preferred securities and common securities to acquire a particular series of our junior subordinated debt; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the trust preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon, pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated declaration has occurred and is continuing, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities having an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of at least 20 but not more than 50 years, but may dissolve earlier as provided by the restated declaration of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustee(s) (the “Capital Trustee”), who will be appointed by us, as the direct or indirect holder of all of the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees. The duties and obligations of the Capital Trustee will be governed by the restated declaration of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trustee of the Capital Trust will be a financial institution that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50 million, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, the Capital Trustee of the Capital Trust (which may be the property trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The initial Capital Trustee of the Capital Trust will be Wilmington Trust Company, whose office is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890. The principal executive office for the Capital Trust is c/o Argo Group US, Inc., 175 East Houston Street, Suite 1300, San Antonio, TX 78205. The telephone number of the Capital Trust is (210) 321-8400.

ARGO US

Argo US is a corporation formed in Delaware and is an indirect wholly owned subsidiary of Argo Group, and is a holding company for all of Argo Group’s United States subsidiaries. The principal executive office of Argo US is 175 East Houston Street, Suite 1300, San Antonio, TX 78205. The telephone number of Argo US is (210) 321-8400.

Copies of the amended and restated certificate of incorporation and bylaws of Argo US will be included as exhibits to the registration statement of which this prospectus is a part.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The applicable prospectus supplement for any securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not rely on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” elsewhere in this prospectus and in the documents we incorporate by reference, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, except as required by law, whether as a result of new information, future events or otherwise

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the securities by us and Argo US for general corporate purposes, principally for working capital to support continued growth in our insurance operations. The Capital Trust will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may also use the net proceeds for, among other things, capital expenditures, the repayment of indebtedness and future acquisitions of complementary businesses (although we have no current plans, agreements or commitments for the acquisition of any businesses). We may invest the net proceeds temporarily until we use them for their stated purpose. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends for the periods indicated. The ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends are measures of our ability to cover fixed costs (including and excluding preferred share dividends) with current period earnings. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months ending June 30, 2012	Year ended
		December 31, 2011		December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Ratios of earnings to fixed charges	4.9:1		(a)	5.6:1	5.7:1	3.3:1	6.0:1

(a)	The coverage deficiency for the year ended December 31, 2011 is $61.9 million.

For the purposes of the ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends, earnings consist of earnings from continuing operations before provision for income taxes, plus fixed charges, less preferred share dividends, and fixed charges consist of net interest expense and an assumed rental interest factor.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company limited by shares under the Companies Act. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. Our authorized share capital (capital stock) is 500,000,000 common shares par value $1.00 per share and 30,000,000 preferred shares par value $1.00 per share. No preferred shares are currently outstanding.

Preferred Shares

We may issue preferred shares in one or more series, as described below. The following briefly summarizes the provisions of our bye-laws that would be important to holders of our preferred shares. The following description may not be complete and you should refer to our amended and restated memorandum of association and bye-laws, any applicable certificate of designation, preferences and rights or similar document, and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preferred shares described in a prospectus supplement.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here. As you read this section, please remember that the specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred shares.

Reference to a series of preferred shares means all of the preferred shares issued as part of the same series under a certificate of designations filed as part of our restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Shares

Our board of directors is empowered, without approval of our stockholders, to cause the preferred shares to be issued in one or more series, with the numbers of shares of each series and the powers, preferences and rights, and qualifications, limitations or restrictions of the series to be determined by it.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred shares;

•	the title, designation of number of shares and stated value of the preferred shares;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

When we issue and receive payment for preferred shares, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to pay additional funds. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred shares, each series of preferred shares will rank on a parity in all respects with each other series of preferred shares and prior to our common shares as to dividends and any distribution of our assets.

The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any other preferred shares that may be issued in the future. Our board of directors may cause preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Common Shares

Subject to any preferred shares created by our board of directors, each outstanding common share is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends.

Subject to the adjustment regarding voting set forth in “Voting Adjustments” below, each holder of our common shares is entitled to one vote for each common share and does not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, holders of our common shares will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred shares. Holders of our common shares are not entitled to preemptive, redemption, or sinking fund rights. When we issue and receive payment for common shares, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.

As of September 14, 2012, we had 25,162,086 outstanding common shares.

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “AGII.” The common shares currently issued and outstanding are fully paid and non-assessable.

Certain Provisions of Our Bye-laws

The following summarizes some of the important provisions of our bye-laws. Because this summary is necessarily brief and cannot contain all of the provisions and conditions contained in our bye-laws, you should refer to our bye-laws for complete information, including the definitions of some of the terms used below. Copies of our bye-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by such reference.

Voting Adjustments

Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Member (as defined below), provided that no one Member (as defined below) owns greater than 75% of the voting power of the issued shares of the Company determined without applying the following voting power adjustments or eliminations. Our board of directors shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Member (as defined below). In the event that a Tentative 9.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Member will constitute less than 9.5% of the voting power of all issued and outstanding shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply pro rata to such Members. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above provided however that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% U.S. Member. Such increase shall be apportioned to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Member.

The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Member. Our board of directors may deviate from any of the principles described above and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, or any direct or indirect shareholder or its affiliates.

In addition, our board of directors may adjust a shareholder’s voting rights to the extent that our board of directors determines that it is necessary in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Member.

“Attribution Percentage” means, with respect to a Member, the percentage of the Member’s shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Member.

“Controlled Shares” means all shares of the Company directly, indirectly or constructively owned by a person as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”), and the Treasury Regulations promulgated thereunder.

“Member” means a duly registered holder from time to time of the shares in the capital of the Company.

“9.5% U.S. Member” means a U.S. Person whose Controlled Shares constitute nine and one half percent (9.5%) or more of the voting power of all issued shares of the Company and who generally would be required to recognize income with respect to the Company under section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were 9.5%.

“Tentative 9.5% U.S. Member” means a U.S. person that, but for adjustments or restrictions on exercise of the voting power of shares as described above, would be a 9.5% U.S. Member.

Our board of directors also has the authority under our bye-laws to request from any direct or indirect shareholder such information as may be reasonably requested for the purpose of determining whether any holder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to respond to such a request or submits incomplete or inaccurate information in response to such a request, our board of directors, in its sole discretion, may determine that such holder’s shares shall carry no voting rights until otherwise determined by our board of directors.

Restrictions on Transfer

Our bye-laws provide that if our board of directors determines that share ownership by any shareholder may result in any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates, then it may decline to approve or register or permit the registration of such transfer of shares. In addition, our board of directors may in its absolute discretion decline to register a transfer of any share to more than four joint holders.

In addition, each transfer must comply with current BMA permission or have specific permission from the BMA. Transfers must be by instrument unless otherwise permitted by the Companies Act.

If our board of directors refuses to register a transfer in accordance with our bye-laws, it shall send written notice to the proposed transferor and transferee within 120 days after the date on which the transfer was delivered to the Company. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as our board of directors may determine, provided that they may not suspend the registration of transfers for more than 30 days in any year.

Anti-Takeover Effects of Bye-laws

Provisions of our bye-laws may delay or make more expensive or difficult unsolicited acquisitions or changes of our control. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our board of directors or current management without their agreement. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

Our bye-laws provide that our board of directors shall consist of not less than three nor more than thirteen directors, as determined by the Company by ordinary resolution, divided into three approximately equal classes (Class I, Class II, and Class III). Our board of directors currently is comprised of three class I directors whose term will expire at our 2014 annual general meeting, three class II directors whose term will expire at our 2015 annual general meeting and four class III directors whose term will expire at our 2013 annual general meeting. Nominations to our board of directors other than those made by our board of directors must be delivered to or mailed and received at the Company not less than 60 days prior to a general meeting of our shareholders. Directors may be removed, with or without cause, prior to the expiration of such director’s term at a meeting of shareholders, provided that such director is given notice before the meeting and is given the opportunity to be heard at such meeting. The appointment or removal of a director requires the simple majority of votes entitled to vote thereon, represented in person or by proxy, at the general meeting at which the proposal is put forth. A special general meeting of shareholders may be convened by our board of directors or at the request of shareholders holding at the date of the delivery of the written notice of not less than 10% of the paid-up voting share capital of Argo Group.

As described above, any U.S. person owning, directly, indirectly or by attribution, more than 9.5% of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise more than 9.5% of the total voting rights.

As described above, our board of directors also may decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates to non-de minimis adverse tax, legal, or regulatory treatment or if any share is be to transferred to more than four joint holders. A transferor of our shares will be deemed to own the shares until the name of the transferee is entered on our register of members.

Subject to any resolution of our shareholders to the contrary, our board of directors shall have the power to appoint any person as a director to fill a casual vacancy on our board of directors, provided that the number of directors so appointed shall not exceed any maximum number determined by our shareholders in a general meeting of our shareholders and may also fill any vacancy caused by the removal of a director by our shareholders, provided that our shareholders have not elected or appointed any director at the meeting at which the director was removed or passed a resolution to the contrary.

Any amendment to our bye-laws or our memorandum of association shall be approved by our board of directors and decided on by an ordinary resolution of our shareholders.

Restrictions on Ownership Under Insurance Laws

The application of various insurance laws in the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled will be a significant deterrent to any person interested in acquiring control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common shares, unless the applicable insurance regulatory authorities determine otherwise.

As noted, pursuant to the Insurance Act, a shareholder or prospective shareholder is responsible for notifying the BMA in writing of his becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Argo Group and ultimately its Bermudian insurance subsidiary, Argo Re Ltd. (“Argo Re”), within 45 days of becoming such a shareholder controller. Argo Re is also required to notify the BMA in the event of any person becoming or ceasing to be a controller (being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Argo Re are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Argo Re) or officer of the company. The BMA may serve a notice of objection on any controller of Argo Re if it appears to the BMA that the person is no longer fit and proper to be such a controller.

Differences in Corporate Law

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, under Bermuda law, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements. The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of the then outstanding shares entitled to vote on such matter, amalgamate or merger with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, or supposed duties, with or for Argo Group, except that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Pursuant to our bye-laws (which are governed by Bermuda law), we shall indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts; provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

DESCRIPTION OF ARGO GROUP DEBT SECURITIES

The following description of the debt securities sets forth certain general terms and provisions of such debt securities to which this prospectus and any prospectus supplement may relate, and such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, including the supplemental indentures or officers’ certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. We may issue senior debt securities or subordinated debt securities under indentures with a trustee to be chosen by us and qualified to act under the Trust Indenture Act of 1939, as amended. In addition, we may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of trust preferred securities and common securities by the Capital Trust.

The material provisions of the indentures are summarized below. The summary is not complete. Our senior debt securities are to be issued under an indenture (the “Argo Group senior indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under an indenture (the “Argo Group subordinated indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein, collectively, as the “Argo Group indentures” and each, individually, as an “Argo Group indenture.” You should read the Argo Group indentures for provisions that may be important to you. In this section, references to “we” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires.

Because we have included only a summary of the material indenture terms, you must read the Argo Group indentures (including any supplemental indenture or officers’ certificate filed with respect thereto) in full to understand every detail of the terms of the debt securities.

General

We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The senior debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with our other unsecured and unsubordinated obligations. The subordinated debt securities will be unsecured obligations and will be subordinated in right of payment, as set forth in the subordinated indenture, to the prior payment in full of our existing and future senior indebtedness.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

We will prepare a prospectus supplement for each series of debt securities that it issues. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the designation of debt securities, including CUSIP numbers if available;

•	the aggregate principal amount of such debt securities and any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates or the method or methods, in any, by which such date or dates will be determined on which the principal of any of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	any right we may have to defer payments of interest on the debt securities;

•	whether, and to what extent, the debt securities will be subordinated in right of payment to other of our indebtedness;

•

the place or places where the principal of and any premium and interest on any of such debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•

the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•

the obligation, if any, we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•

if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•

if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned “Global Debt Securities,” the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•

any material United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•

any material Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	the applicability of the provisions described in the section of this prospectus captioned “Defeasance and Covenant Defeasance”;

•

any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•

any other terms of the debt securities or the guarantees, which terms may modify or delete any provision of the indentures insofar as it applies to such series; provided that no term of the indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the U.S. federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an event of default.

The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture.

Global Debt Securities

Notes may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of Argo Group, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent, and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered; or

•	we determine not to have the notes represented by a global security and notify the trustee of our decision.

In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of our paying agent.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described above, and may discontinue or change those procedures at any time.

Events of Default

With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

•	our failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default occurs involving our bankruptcy, insolvency or reorganization, the principal amount of all outstanding securities under the indenture will be due and payable immediately without any action on the part of the trustee or the holders. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of at least 25 percent in principal amount of the debt securities of each affected series then outstanding (treated as separate classes) have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of each series affected (with all such series voting as a single class) a direction inconsistent with such request; and

•	the trustee has not instituted proceedings within 60 days.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on their debt security on or after the respective due dates.

We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the applicable indenture and as to any default.

Modification and Waiver

We and the indenture trustee may, subject to obtaining any required consents with respect thereto, change or supplement an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

•	to conform the terms of any series of debt securities to the description of the debt securities in the offering documents for such securities; and

•	to add to any of our covenants for the benefit of holders of debt securities of any series.

In addition, under the indentures, we and the indenture trustee may add, change or eliminate any provisions of the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, provided that the following actions require the consent of each holder affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•

reduce the principal amount of, or the premium, if any, or interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, if any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where we or any of our respective successors (a “payor”), is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the payor makes a payment on the debt securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “relevant tax jurisdiction”) in respect of any payments under the debt securities, the payor will pay to each holder of the debt securities, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such debt securities to which such holder is entitled; provided, however, the payor will not be required to make any payment of additional amounts for or on account of:

(1)

any tax, assessment or other governmental charge which would not have been imposed but for (I) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the relevant tax jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the notes) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (II) the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2)	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the debt security;

(4)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the notes to comply with a request of the payor addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or beneficial holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant tax jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(5)	any combination of the above.

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any notes to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the relevant tax jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such notes.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Consolidation, Merger and Sale of Assets

We may not consolidate with, merge into or amalgamate with any other company or entity or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to another company or entity, unless:

•

in the case we consolidate or amalgamate with or merge into another person or sell, assign, transfer, lease or otherwise convey all or substantially all our assets, the person formed by that consolidation or into which we are merged or the person which acquires all or substantially all our assets expressly assumes our obligations on the debt securities under a supplemental indenture and, with respect to the senior indenture, is a corporation, partnership, trust or limited liability company organized under the laws of the United States of America, any State or territory thereof or the District of Columbia, Bermuda, Cayman Islands, Barbados or any other country or state (including under the law of any political subdivision thereof) which is on the date of the indenture a member of the Organization for Economic Cooperation and Development;

•	immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	we or the successor have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, we:

•

will be discharged from any and all obligations in respect of the debt securities of any series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust (sometimes referred to as “legal defeasance”); or

•

need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, “Certain Covenants of Argo Group,” and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned “Event of Default” will no longer be an event of default (sometimes referred to as “covenant defeasance”);

in each case, if we deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series

We may establish this trust only if, among other things:

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 90th day after the date of the deposit;

•

the deposit will not cause the trustee to have any conflicting interest with respect to any other of our securities or results in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above for legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If we fail to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the preceding sentence and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Certain Covenants of Argo Group

Unless otherwise specified in the prospectus supplement, the following covenant will apply to the senior debt securities issued by us.

Limitation on Liens. We shall not, and shall not permit any of our restricted subsidiaries to, issue, assume, incur or enter into a guarantee of, any indebtedness for borrowed money secured by a mortgage, pledge, lien, encumbrance or other security interest, directly or indirectly, upon any voting shares of a restricted subsidiary which are now owned or hereafter acquired by us or our subsidiaries without effectively providing concurrently that the senior debt securities (and if we so elect, any other indebtedness of ours ranking on a parity with the senior debt securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This restriction shall not apply to permitted liens.

The following are the meanings of terms that are important in understanding the restrictive covenant described above:

•

“subsidiary” means any corporation, partnership or other entity of which at the time of determination Argo Holdings owns or controls directly or indirectly more than 50% of the shares of voting shares.

•	“restricted subsidiary” means any future or present subsidiary of Argo Holdings the consolidated total assets of which constitute 20 percent or more of the consolidated total assets of Argo Holdings.

•

“consolidated total assets” means, in respect of us, as of any date of determination, the amount of total assets shown on our consolidated balance sheet delivered to the trustee under the terms of the indenture, which shall be the balance sheet contained in the most recent annual or quarterly report filed with the Securities and Exchange Commission.

•

“permitted liens” means (i) pledges, mortgages, liens, encumbrances or other security interests existing on the date the senior debt securities are issued; (ii) pledges, mortgages, liens, encumbrances or other security interests on any property or any indebtedness of a person existing at the time the person becomes a subsidiary (whether by acquisition, merger or consolidation) which were not incurred in anticipation thereof; (iii) pledges, mortgages, liens, encumbrances or other security interests in favor of us or our subsidiaries; (iv) pledges, mortgages, liens, encumbrances or other security interests existing at the time of acquisition of the assets encumbered thereby which were not incurred in anticipation of such acquisition; (v) purchase money pledges, mortgages, liens, encumbrances or other security interests which secure indebtedness that does not exceed the cost of the purchased property; and (vi) pledges, mortgages, liens, encumbrances or other security interests on real property acquired after the date on which the notes are first issued which secure indebtedness incurred to acquire such real property or improve such real property so long as (A) such indebtedness is incurred on the date of acquisition of such real property or within 180 days of the acquisition of such real property; (B) such pledges, mortgages, liens, encumbrances or other security interests secure indebtedness in an amount no greater than the purchase price or improvement price, as the case may be, of such real property so acquired; and (C) such pledges, mortgages, liens, encumbrances or other security interests do not extend to or cover any property of ours or any restricted subsidiary other than the real property so acquired.

•

“voting shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Subordination of Subordinated Debt Securities

The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness with respect to such series. Upon any payment or distribution of the assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency, holders of senior indebtedness with respect to the subordinated debt securities of any series and holders of other obligations that are not subordinated to such senior indebtedness may recover more ratably than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such senior indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the senior indebtedness with respect to the subordinated debt securities of such series have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made by us (1) if any senior indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any senior indebtedness with respect to such series has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities of any series, but subordinate to our other obligations. The senior debt securities will constitute senior indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.

Under the subordinated indenture, “senior indebtedness” includes all of our obligations to pay principal, premium and interest:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

The following types of indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness we owe to a subsidiary of ours;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

Debt Warrants

We may issue, together with other securities or separately, warrants for the purchase of debt securities (“debt warrants”). The debt warrants are to be issued under debt warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as debt warrant agent (the “debt warrant agent”), all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the debt warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of debt warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates (the “debt warrant certificates”) will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of debt warrant agreements and debt warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the debt warrant agreements and the debt warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

You should look in the applicable prospectus supplement for the following terms of the offered debt warrants:

•	the title of the debt warrants

•	the aggregate number of debt warrants;

•	the price or prices at which, and the period during, the debt warrants will be issued;

•	any provisions for changes or adjustments in the exercise price;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased;

•	the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	the current amount of debt warrants outstanding;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	a discussion of any material United States federal income tax considerations;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the antidilution provisions of the debt warrants;

•	whether the debt securities purchasable upon exercise of the debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations;

•	whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase the principal amount of debt securities at the exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

We may issue, together with other securities or separately, warrants for the purchase of common shares or preferred shares (“stock warrants”). The stock warrants are to be issued under stock warrant agreements (each a “stock warrant agreement”) to be entered into between us and a bank or trust company, as stock warrant agent (the “stock warrant agent”), all as set forth in the applicable prospectus supplement. The stock warrant agent will act solely as our agent in connection with the stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of stock warrants. Copies of the forms of stock warrant agreements and the forms of warrant certificates (the “stock warrant certificates”) will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of stock warrant agreements and stock warrant certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the stock warrant agreements and the stock warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

If we offer warrants for the purchase of common shares and/or preferred shares, the applicable prospectus supplement will describe their terms, which may include the following:

•	the offering price of the stock warrants, if any;

•	if applicable, the designation and terms of the common shares or preferred shares with which the warrants are issued, and the number of the warrants issued with each common share or preferred share;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the procedures and conditions relating to the exercise of the stock warrants;

•	the number of common shares or preferred shares purchasable upon exercise of each stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants shall commence and the date on which the right shall expire (the “expiration date”);

•	a discussion of Federal income tax considerations applicable to the exercise of stock warrants;

•	call provisions of the stock warrants, if any;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	anti-dilution provisions of the stock warrants, if any; and

•	any other terms of the stock warrants.

The common shares or preferred shares issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of the common shares or preferred shares purchasable upon such exercise, and will not be entitled to any dividend payments on the common shares or preferred shares purchasable upon such exercise.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash the number of common shares or preferred shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of common shares or preferred shares purchasable upon such exercise. The applicable prospectus supplement may provide for net settlement of share warrants whereby the cash payment due upon exercise of the warrants will be deemed paid through adjustment of the number of shares to be issued upon exercise of the warrants. If less than all of the stock warrants represented by the stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants may be required until cumulative adjustments require an adjustment of at least 1% thereof.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of common shares or preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.

General

We may issue depositary shares that represent common shares or preferred shares. The common shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preferred shares, rather than full common shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or a share of a particular series of common shares or preferred shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preferred shares to the record holders of depositary shares relating to the common shares or preferred shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

Subject to Bermuda law, if a series of common shares or preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of common shares or preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the common shares or preferred shares so redeemed. Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of common shares or preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of common shares or preferred shares on the basis described in an applicable prospectus supplement for such series of common shares or preferred shares, but holders of whole common shares or preferred shares will not thereafter be entitled to deposit the common shares or preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of common shares or preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preferred shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of common shares or preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing common shares or preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of common shares or preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each preferred share has been converted into other preferred shares or has been exchanged for debt securities; or

•	a final distribution in respect of the common shares or preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Argo Group.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of common shares or preferred shares and any redemption of the common shares or preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited common shares or preferred shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, common shares or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

PURCHASE CONTRACTS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The number and price per share of our common shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of (a) a share purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, common shares, preferred shares or depositary shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract or share purchase unit and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts and share purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

The restated declaration, which will be restated prior to the issuance of any securities of the trust, will authorize the trustees of the Capital Trust to issue on behalf of the Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the restated declaration or made part of the restated declaration by the Trust Indenture Act.

You should refer to the applicable prospectus supplement relating to the trust preferred securities of each Capital Trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the Capital Trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

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whether distributions on trust preferred securities issued by the Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the Capital Trust will be cumulative;

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the amount or amounts that will be paid out of the assets of the Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the Capital Trust;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the Capital Trust to purchase or redeem trust preferred securities issued by the Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the restated declaration; and

•

any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Capital Trust that are consistent with the restated declaration or applicable law.

Pursuant to the restated declaration, the institutional trustee will own our debt securities purchased by the Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the Capital Trust, and payments upon redemption of trust preferred securities or liquidation of the Capital Trust, will be guaranteed by us to the extent described below under “Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, the Capital Trust will also issue one series of trust common securities. The restated declaration will authorize the administrative trustee(s) of the Capital Trust to issue on behalf of the Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the restated declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the restated declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of the Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the institutional trustee.

Trust Guarantees

Below is a summary of information concerning the trust guarantees that will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. A copy of the trust guarantees has been filed as an exhibit to the registration statement of which this prospectus is a part.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of the Capital Trust, the trust guarantee payments (as defined below), except to the extent paid by the Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the Capital Trust will have funds legally available;

•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the Capital Trust; and

•

upon a liquidation of the Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the Capital Trust, the lesser of:

•

the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Capital Trust will have funds legally available; and

•	the amount of assets of the Capital Trust remaining available for distribution to the holders of the Capital Trust’s trust preferred securities in liquidation of the Capital Trust.

Covenants of Argo Group. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the restated declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•

make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us which rank pari passu or junior to the debt securities owned by the Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including cash or share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of the Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the restated declaration upon liquidation of the Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the institutional trustee to be held for the benefit of the trust preferred securities of the applicable

Capital Trust. The institutional trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the institutional trustee.

If the institutional trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Capital Trust

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF ARGO US DEBT SECURITIES AND DEBT GUARANTEES

The following description of the debt securities of Argo US sets forth certain general terms and provisions of such debt securities to which this prospectus and any prospectus supplement may relate, and such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, including the supplemental indentures or officers’ certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. Argo US may issue senior debt securities or subordinated debt securities under indentures with a trustee to be chosen by Argo US and qualified to act under the Trust Indenture Act of 1939, as amended.

The material provisions of the indentures are summarized below. The summary is not complete. The senior debt securities of Argo US are to be issued under an indenture (the “Argo US senior indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The subordinated debt securities of Argo US are to be issued under an indenture (the “Argo US subordinated indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein, collectively, as the “Argo US indentures” and each, individually, as an “Argo US indenture.” You should read the Argo US indentures for provisions that may be important to you.

Because we have included only a summary of the material indenture terms, you must read the Argo US indentures (including any supplemental indenture or officers’ certificate filed with respect thereto) in full to understand every detail of the terms of the Argo US debt securities.

General

Argo US may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The senior debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with the other unsecured and unsubordinated obligations of Argo US. The subordinated debt securities will be unsecured obligations and will be subordinated in right of payment, as set forth in the subordinated indenture, to the prior payment in full of the existing and future senior indebtedness of Argo US.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Argo US for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but Argo US may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Argo US will prepare a prospectus supplement for each series of debt securities that it issues. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the designation of debt securities, including CUSIP numbers if available;

•	the aggregate principal amount of such debt securities and any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates or the method or methods, in any, by which such date or dates will be determined on which the principal of any of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	any right Argo US may have to defer payments of interest on the debt securities;

•	whether, and to what extent, the debt securities will be subordinated in right of payment to other of Argo US’s indebtedness;

•

the place or places where the principal of and any premium and interest on any of such debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Argo US;

•

the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•

the obligation, if any, of Argo US to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•

if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•

if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned “Global Debt Securities,” the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•

any material United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	the applicability of the provisions described in the section of this prospectus captioned “Defeasance and Covenant Defeasance”;

•

any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•

any other terms of the debt securities or the guarantees, which terms may modify or delete any provision of the indentures insofar as it applies to such series; provided that no term of the indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

Argo US may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the U.S. federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an event of default.

The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and Argo US is not limited in any respect in its ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture.

Guarantees

The payment obligations of Argo US pursuant to the debt securities will be fully and unconditionally guaranteed by Argo Holdings. None of the subsidiaries of Argo Holdings will guarantee or have an obligation in respect of the debt securities.

Global Debt Securities

Notes and the related guarantees may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of Argo US, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform

Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent, and we (including Argo US) will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by Argo US directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies Argo US that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after Argo US receives such notice from DTC or upon its becoming aware that DTC is no longer so registered; or

•	Argo US determines not to have the notes represented by a global security and notifies the trustee of its decision.

In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of Argo US’s paying agent.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described above, and may discontinue or change those procedures at any time.

Events of Default

With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

failure by Argo US or Argo Holdings, as applicable, to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	certain events involving the bankruptcy, insolvency or reorganization or Argo US or Argo Holdings or certain of its subsidiaries; or

•	any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, to be due and payable immediately by a notice in writing to Argo US and Argo Holdings, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default occurs involving the bankruptcy, insolvency or reorganization of Argo US or Argo Holdings, the principal amount of all outstanding securities under the indenture will be due and payable immediately without any action on the part of the trustee or the holders. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of at least 25 percent in principal amount of the debt securities of each affected series then outstanding (treated as separate classes) have made written request, and offered indemnity, to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of each series affected (with all such series voting as a single class) a direction inconsistent with such request; and

•	the trustee has not instituted proceedings within 60 days.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on their debt security on or after the respective due dates.

We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the applicable indenture and as to any default.

Modification and Waiver

Argo US, Argo Holdings and the indenture trustee may, subject to obtaining any required consents with respect thereto, change or supplement an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

•	to conform the terms of any series of debt securities to the description of the debt securities in the offering documents for such securities; and

•	to add to any of our covenants for the benefit of holders of debt securities of any series.

In addition, under the indentures, Argo US, Argo Holdings and the indenture trustee may add, change or eliminate any provisions of the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, provided that the following actions require the consent of each holder affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•

reduce the principal amount of, or the premium, if any, or interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	except as expressly permitted in the indentures, modify the guarantee for such debt securities in a manner that adversely affects the holders of such debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

Neither Argo US nor Argo Holdings may consolidate with or merge into or amalgamate with any other company or entity or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to another company or entity, unless:

•

in the case Argo US or Argo Holdings consolidates or amalgamates with or merges into another person or sells, assigns, transfers, leases or otherwise conveys all or substantially all of its assets, the person formed by that consolidation or into which Argo US or Argo Holdings is merged or the person which acquires all or substantially all its assets expressly assumes our obligations on the debt securities under a supplemental indenture, and, with respect to the senior indenture, is a corporation, partnership, trust or limited liability company organized under the laws of the United States of America, any State or territory thereof or the District of Columbia, Bermuda, Cayman Islands, Barbados or any other country or state (including under the law of any political subdivision thereof) which is on the date of the indenture a member of the Organization for Economic Cooperation and Development;

•	immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	Argo US or Argo Holdings (as applicable) or the successor have delivered to the trustee an officer’s certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, Argo US and Argo Holdings:

•

will be discharged from any and all obligations in respect of the debt securities and the related guarantees of any series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust (sometimes referred to as “legal defeasance”); or

•

need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, “Certain Covenants of Argo US,” and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned “Event of Default” will no longer be an event of default (sometimes referred to as “covenant defeasance”);

in each case, if Argo US or Argo Holdings deposits, in trust, with the trustee money or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series

We may establish this trust only if, among other things:

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 90th day after the date of the deposit;

•

the deposit will not cause the trustee to have any conflicting interest with respect to any other of our securities or results in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

•

the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Argo US or Argo Holdings is a party or by which it is bound; and

•

Argo US has delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above for legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If Argo US or Argo Holdings fails to comply with its remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the preceding sentence and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Argo US and Argo Holdings will, however, remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Certain Covenants of Argo US

Unless otherwise specified in the prospectus supplement, the following covenants will apply to the senior debt securities issued by Argo US.

Limitation on Liens. Argo Holdings shall not, and shall not permit its restricted subsidiaries to, issue, assume, incur or enter into a guarantee of, any indebtedness for borrowed money secured by a mortgage, pledge, lien, encumbrance or other security interest, directly or indirectly, upon any voting shares of a restricted subsidiary which are now owned or hereafter acquired by Argo Holdings or its subsidiaries without effectively providing concurrently that the senior debt securities (and if Argo US or Argo Holdings so elects, any other indebtedness of Argo US or Argo Holdings ranking on a parity with the senior debt securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This restriction shall not apply to permitted liens.

Restrictions on Certain Dispositions. As long as any of the senior debt securities remain outstanding, and except in a transaction otherwise expressly permitted by the Indenture, (1) issue, sell, assign, transfer or otherwise dispose of any capital stock of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of capital stock of, any restricted subsidiary (other than to Argo US, Argo Holdings or another restricted subsidiary); or (2) permit any restricted subsidiary to issue (other than to Argo US, Argo Holdings or another restricted subsidiary) any capital stock (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase any capital stock of, any restricted subsidiary; if, after giving effect to any transaction described in clauses (1) or (2) above and the issuance of the maximum number of shares or other equity interests issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, Argo Holdings would own, directly or indirectly, less than 80% of the capital stock of such restricted subsidiary; provided, however, that this covenant shall not prohibit (i) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the board of directors of Argo Holdings pursuant to a resolution adopted in good faith; and (ii) any such issuance or disposition of securities if required by any law or any regulation or order of any applicable governmental or insurance regulatory authority. Notwithstanding the foregoing, Argo Holdings shall be permitted (A) to merge or consolidate any restricted subsidiary into or with another direct or indirect subsidiary of Argo Holdings, the capital stock of which Argo Holdings owns, directly or indirectly, at least 70%; and (B) subject to the provisions of the indenture relating to consolidation, merger, and/or sale of all or substantially all of the assets of Argo Holdings or Argo US and described above in “—Consolidation, Merger and Sale of Assets”, sell, assign, transfer or otherwise dispose of all of the capital stock of any restricted subsidiary at one time for at least a fair market value consideration as determined by the board of directors of Argo Holdings pursuant to a resolution adopted in good faith.

The following are the meanings of terms that are important in understanding the restrictive covenants described above:

•

“capital stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person or entity, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

•

“subsidiary” means any corporation, partnership or other entity of which at the time of determination Argo Holdings owns or controls directly or indirectly more than 50% of the shares of voting shares.

•	“restricted subsidiary” means any future or present subsidiary of Argo Holdings the consolidated total assets of which constitute 20 percent or more of the consolidated total assets of Argo Holdings.

•

“consolidated total assets” means, in respect of Argo Holdings, as of any date of determination, the amount of total assets shown on the consolidated balance sheet of Argo Holdings and its consolidated subsidiaries delivered to the trustee under the terms of the indenture, which shall be the balance sheet contained in the most recent annual or quarterly report filed with the Securities and Exchange Commission and, in respect of any subsidiary of Argo Holdings, the total assets of such subsidiary and its consolidated subsidiaries as shown on the consolidated balance sheet of Argo Holdings described above.

•

“permitted liens” means (i) pledges, mortgages, liens, encumbrances or other security interests existing on the date the senior debt securities are issued; (ii) pledges, mortgages, liens, encumbrances or other security interests on any property or any indebtedness of a person existing at the time the person becomes a subsidiary (whether by acquisition, merger or consolidation) which were not incurred in anticipation thereof; (iii) pledges, mortgages, liens, encumbrances or other security interests in favor of us or our subsidiaries; (iv) pledges, mortgages, liens, encumbrances or other security interests existing at the time of acquisition of the assets encumbered thereby which were not incurred in anticipation of such acquisition; (v) purchase money pledges, mortgages, liens, encumbrances or other security interests which secure indebtedness that does not exceed the cost of the purchased property; and (vi) pledges, mortgages, liens, encumbrances or other security interests on real property acquired after the date on which the notes are first issued which secure indebtedness incurred to acquire such real property or improve such real property so long as (A) such indebtedness is incurred on the date of acquisition of such real property or within 180 days of the acquisition of such real property; (B) such pledges, mortgages, liens, encumbrances or other security interests secure indebtedness in an amount no greater than the purchase price or improvement price, as the case may be, of such real property so acquired; and (C) such pledges, mortgages, liens, encumbrances or other security interests do not extend to or cover any property of ours or any restricted subsidiary other than the real property so acquired.

•

“voting shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Subordination of Subordinated Debt Securities

The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness with respect to such series. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency, holders of senior indebtedness with respect to the subordinated debt securities of any series and holders of other obligations that are not subordinated to such senior indebtedness may recover more ratably than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such senior indebtedness to receive payments or distributions of cash, property or securities applicable to such senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the senior indebtedness with respect to the subordinated debt securities of such series have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any senior indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any senior indebtedness with respect to such series has been accelerated because of a default.

The subordinated indenture does not limit or prohibit Argo US from incurring additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities of any series, but subordinate to its other obligations. The senior debt securities will constitute senior indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.

Under the subordinated indenture, “senior indebtedness” includes all of Argo US’s obligations to pay principal, premium and interest:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

The following types of indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness Argo US owes to a subsidiary;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL TAX CONSIDERATIONS

The following summary of material tax considerations applicable to Argo Group and its operating subsidiaries and the taxation of an investment in our common shares and debt securities is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. This summary does not address the taxation of an investment in any securities other than our common shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in common shares, debt securities or any other securities under the laws of their countries of citizenship, residence or domicile.

Certain Bermuda Tax Considerations

The following is a summary of certain Bermuda income tax considerations under current law and is based upon the advice of Conyers Dill & Pearman Limited, our Bermuda counsel.

Currently, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us. Currently, there is no Bermuda withholding or other tax on principal or interest paid to holders of debt securities, other than holders ordinarily resident in Bermuda, if any. There can be no assurance that we will not be subject to any such tax in the future.

Argo Re and Argo Group have each received written assurances dated January 3, 2012 from the Minister under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to Argo Re or Argo Group or to any of their respective operations, shares, debentures or obligations until March 31, 2035; provided, that the assurances are subject to the condition that they will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda, or to prevent the application of any taxes payable by Argo Re or Argo Group, as the case may be, in respect of real property or leasehold interests in Bermuda held by them. There can be no assurance that we will not be subject to any such tax after March 31, 2035.

Certain United Kingdom Tax Considerations

Argo Group has subsidiaries based in the United Kingdom that are subject to the tax laws of that country. Under current law, these subsidiaries are taxed at the applicable corporate tax rates. The current rate of United Kingdom corporation tax is generally 24% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by our U.K. subsidiaries.

Certain United States Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations relating to Argo Group and its operating subsidiaries in Bermuda, the United States and the United Kingdom and the ownership of common shares and debt securities.

This summary is based upon the Code, the regulations promulgated thereunder, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the “IRS”), judicial decisions, the tax treaty between the United States and Bermuda (the “Bermuda Treaty”) and the tax treaty between the United States and the United Kingdom (the “U.K. Treaty”), all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor’s investment or tax circumstances, or to investors subject to special tax rules, such as tax-exempt organizations, dealers in securities, banks, insurance companies, persons that hold common shares or debt securities that are a hedge or that are hedged against interest rate or insurance risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, any consequences resulting from the newly enacted Medicare tax on investment income, U.S. federal estate or gift tax laws, or any tax laws other than income tax laws. Prospective investors should consult their tax advisors concerning the consequences, in their particular circumstances, of the ownership of common shares and debt securities under U.S. federal, state, local and other tax laws.

United States Taxation of Argo Group and Its Subsidiaries

Argo Group takes the position that neither it nor any of its subsidiaries (other than its U.S. subsidiaries) is considered to be conducting business within the United States for purposes of U.S. federal income taxation. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, there can be no assurance that the IRS will not contend successfully that Argo Group and its subsidiaries in Bermuda and/or the United Kingdom are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax (at a current maximum rate of 35%), as well as a 30% branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is entitled to deductions and credits only if it timely files a U.S. federal income tax return. Argo Group and its subsidiaries in Bermuda and the United Kingdom intend to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

If Argo Re is entitled to the benefits under the Bermuda Treaty, it will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Argo Re intends to conduct its activities so as not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens.

Foreign insurance companies that conduct an insurance business within the United States must maintain a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Argo Re is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty, either because it fails to satisfy one of the limitations on Bermuda Treaty benefits described above or because Argo Re is considered to have a U.S. permanent establishment, a significant portion of Argo Re’s premium and investment income could be subject to U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is not clear whether it applies to other income, such as investment income. Consequently, if Argo Re is considered to be engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty, but the Bermuda Treaty is interpreted so as not to apply to investment income, a significant portion of Argo Re’s investment income could be subject to U.S. federal income tax even if Argo Re does not maintain a permanent establishment in the United States.

Under the U.K. Treaty, our U.K. subsidiaries, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Our U.K. subsidiaries intend to conduct their activities in a manner so that they do not have a permanent establishment in the United States, although we cannot predict whether we will achieve this result. Our U.K. subsidiaries will be entitled to the benefits of the U.K. Treaty if (i) during at least half of the days in the relevant taxable period, at least 50% of such subsidiary’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of such subsidiary’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (ii) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, such subsidiary’s business conducted in the United Kingdom.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to reduction by applicable treaties.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Argo Re is 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not apply to premiums paid to our U.K. subsidiaries, provided that such subsidiaries are entitled to the benefits of the U.K. Treaty, and certain other requirements are met.

Our U.S. subsidiaries will be subject to taxation in the United States at regular corporate rates. Dividends paid by any of our U.S. subsidiaries to any of our non-U.S. subsidiaries will be subject to U.S. withholding tax at the rate of 30% or the reduced rate provided for under an applicable tax treaty.

United States Taxation of Holders of Common Shares

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of common shares. This summary assumes that an investor will acquire and hold common shares as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of common shares will be provided in the applicable prospectus supplement. Purchasers of such common shares should carefully examine the applicable prospectus supplement and consult their tax advisors.

For U.S. federal income tax purposes and for purposes of the following discussion, a “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes. A “non-U.S. Person” is a nonresident alien individual, or a corporation, estate or trust that is not a U.S. Person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires common shares, you should consult your tax advisor.

Shareholders Who Are U.S. Persons

Dividends. Distributions with respect to common shares will be treated as ordinary dividend income to the extent of Argo Group’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the “controlled foreign corporation,” “related person insurance income,” and “passive foreign investment company” (“PFIC”) rules. These dividends should constitute “qualified dividend income” as defined in Section 1(h)(11)(B) of the Code and, thus, to the extent received prior to January 1, 2013, should be entitled to the 15% preferential federal income tax rate applicable to “qualified dividends” received by certain shareholders (such as individuals), provided that certain holding period requirements are satisfied and certain other conditions are met, and provided further that we are not considered a PFIC. This favorable tax rate is scheduled to expire on January 1, 2013, so that any dividends received on or after January 1, 2013 will be taxed at regular ordinary income tax rates (i.e., a graduated schedule with a maximum rate of 39.6% effective after December 31, 2012).

Distributions with respect to Argo Group’s common shares will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. The amount of any distribution in excess of the current and accumulated earnings and profits of Argo Group will first be applied to reduce a holder’s tax basis in the common shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of such holder’s common shares.

Classification as a Controlled Foreign Corporation (“CFC”). Each “10% U.S. Shareholder” of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly, or indirectly through foreign entities, in such corporation on the last day, in such year, in which such corporation is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A foreign corporation is considered a CFC if “10% U.S. Shareholders” own (directly, indirectly through foreign entities, or constructively pursuant to the application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. A 10% U.S. Shareholder is a U.S. Person that owns (directly, indirectly through foreign entities, or constructively pursuant to the application of certain constructive ownership rules) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned (directly, indirectly through foreign entities, or constructively pursuant to the application of certain constructive ownership rules) by 10% U.S. Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. Due to the anticipated dispersion of Argo Group’s share ownership among holders, its bye-law provisions that impose limitations on the concentration of voting power of any shares that are entitled to vote and authorize the board to repurchase such shares under certain circumstances and other factors, no U.S. Person that owns shares in Argo Group directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a CFC. There can be no assurance, however, that the IRS will not challenge the effectiveness of these provisions for purposes of preventing 10% U.S. Shareholder status and that a court will not sustain such challenge.

RPII Companies. The CFC rules also apply to certain insurance companies that earn “related person insurance income.” For purposes of applying the CFC rules to foreign corporations that earn RPII, a different definition of “controlled foreign corporation,” as discussed below, applies. RPII is defined as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” of the foreign corporation or a “related person” to such RPII Shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

For purposes of the RPII rules, “related person” means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

For purposes of inclusion of our U.K. subsidiaries’ or Argo Re’s RPII in the income of a RPII Shareholder, to the extent required under the RPII rules, the term “RPII Shareholder” means any U.S. Person who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of our U.K. subsidiaries’ or Argo Re’s stock. Our U.K. subsidiaries or Argo Re will be treated as a CFC for RPII purposes if such persons collectively own directly, indirectly through foreign entities or by application of the constructive ownership rules 25% or more of the stock of any of our U.K. subsidiaries or Argo Re by vote or value.

RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of any of our U.K. subsidiaries or Argo Re, as applicable (the “20% Ownership Exception”), (ii) RPII, determined on a gross basis, is less than 20% of any of our U.K. subsidiaries’ or Argo Re’s gross insurance income for the taxable year, as applicable (the “20% Gross Income Exception”), (iii) any of our U.K. subsidiaries or Argo Re elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements or (iv) any of our U.K. subsidiaries or Argo Re elects to be treated as a U.S. corporation. Argo Re and our U.K. subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. It is possible that neither Argo Re nor any of our U.K. subsidiaries will be successful in qualifying under this exception.

If none of these exceptions applies, each U.S. Person who owns shares in Argo Group (and therefore, indirectly in our U.K. subsidiaries and Argo Re) on the last day of Argo Group’s taxable year, will be required to include in its gross income for U.S. federal income tax purposes its share of RPII of our U.K. subsidiaries and/or Argo Re for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such U.S. Persons holding common shares at that date. The inclusion will be limited to the current-year earnings and profits of our U.K. subsidiaries or Argo Re, as applicable, reduced by the shareholder’s pro rata share, if any, of certain prior year deficits in earnings and profits.

Basis Adjustments. A RPII Shareholder’s tax basis in its Argo Group common shares will be increased by the amount of any RPII that the shareholder includes in income. Any distributions made by Argo Group out of previously taxed RPII income will be exempt from further tax in the hands of the RPII Shareholder. The RPII Shareholder’s tax basis in its Argo Group common shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (i) a person who is treated as a RPII Shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation, and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Argo Group determines that gross RPII constitutes 20% or more of our U.K. subsidiaries’ or Argo Re’s gross insurance income and the 20% Ownership Exception does not apply, Argo Group intends to mail to all U.S. Persons registered as holders of its common shares IRS Form 5471, completed with information from Argo Group, for attachment to the U.S. federal income tax returns of such shareholders. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.

Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Code Section 1248 or the “PFIC” rules, any gain or loss realized by a U.S. Person on the sale or other disposition of common shares of Argo Group will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale or exchange and such person’s tax basis in the shares. If the holding period for these common shares exceeds one year at the time of the disposition, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations. The long-term capital gains rate for individuals is scheduled to increase to 20% for capital gains recognized on or after January 1, 2013. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive income” for foreign tax credit limitation purposes.

Code Section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as dividend income to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Regulations do not specifically address whether or how Code Section 1248 would apply to disposition of shares of stock in a foreign corporation that is not a CFC and does not directly engage in an insurance business, but has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. The Company believes, however, that the application of Code Section 1248 under the RPII rules should not apply to the disposition of common shares because Argo Group is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the U.S. Treasury Department will not amend the regulations to provide that these rules will apply to dispositions of common shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of common shares.

Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Endurance U.K. and Argo Re is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including. . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the IRS will not challenge any determinations by any of our U.K. subsidiaries or Argo Re as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Prospective investors should consult their tax advisors as to the effects of these uncertainties.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce passive income.

If Argo Group were characterized as a PFIC during a given year, U.S. Persons owning common shares would be subject to a penalty tax at the time of the sale at a gain, or receipt of an “excess distribution” with respect to their shares, and any such gain or income attributable to an excess distribution would be taxed at ordinary income rates, unless such shareholders made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that Argo Group would be able to furnish its shareholders with the information necessary to enable U.S. Persons to make these elections. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business.

This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Argo Group expects for purposes of the PFIC rules that each of our U.K. subsidiaries and Argo Re will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. Accordingly, neither expects to be treated as a PFIC for U.S. federal income tax purposes. There can be no assurances, however, that this will be the case. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income. . .” and as if it “held its proportionate share of the assets. . .” of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule Argo Group should be deemed to own the assets and to have received the income of its insurance subsidiaries directly for purposes of determining whether it qualifies for the insurance exception. Consequently, Argo Group does not expect to be treated as a PFIC for U.S. federal income tax purposes. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provision. There can be no assurance, however, that the IRS will not challenge this position or that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Other. Except as discussed below with respect to backup withholding, dividends paid by Argo Group will not be subject to U.S. withholding tax.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of dividends with respect to the common shares and the proceeds from a sale or other disposition of the shares unless the shareholder establishes an exemption from the information reporting rules. A U.S. Person holding common shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules.

The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is furnished to the IRS.

Shareholders Who Are Non-U.S. Persons

Dividends and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. Person will not be subject to U.S. federal income or withholding tax with respect to payments of dividends on, or gain upon the disposition of, the common shares unless (i) the dividends or gain are effectively connected with the conduct by the non-U.S. Person of a trade or business in the United States or (ii) in the case of gain upon the disposition of shares, the non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Dividends or gain that is effectively connected with the conduct by a non-U.S. Person of a trade or business in the United States generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Person. In addition, if such non-US. Person is a non-US. corporation, such dividends or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the common shares are held by a non-U.S. Person through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the shares are held by a non-U.S. Person through a U.S. (or U.S. related) broker or financial institution and the non-U.S. Person fails to provide appropriate information. Non-U.S. Persons should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

United States Taxation of Holders of Debt Securities

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our debt securities. This summary assumes that an investor will acquire debt securities at their original issue price and hold our debt securities as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities, including any debt securities issued in a currency other than U.S. dollars, issued with “original issue discount” or notes providing for contingent payments, will be provided in the applicable prospectus supplement. Purchasers of such debt securities should carefully examine the applicable prospectus supplement and should consult their tax advisors with respect to such debt securities.

For U.S. federal income tax purposes and for purposes of the following discussion, a “U.S. holder” means a beneficial owner of debt securities that is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of debt securities who is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our debt securities, you should consult your tax advisor.

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on any debt securities issued by Argo Group International Holdings, Ltd. will be treated as foreign source income for U.S. federal income tax purposes, while interest on any debt securities issued by Argo US will be treated as U.S. source income for such purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, general category income.

Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security, in general, will equal the cost of such debt security. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of the disposition of such debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain recognized on the disposition of the debt security compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the U.S. holder of the debt securities establishes an exemption from the information reporting rules. A U.S. holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities issued by Argo Group International Holdings, Ltd.

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless (i) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States or (ii) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a non-U.S. corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

Non-U.S. Holders of Debt Securities issued by Argo US

U.S. Federal Withholding Tax. Subject to the discussion under the heading “FATCA Withholding” below, the 30% U.S. federal withholding tax will not apply to any payment of interest on a debt security issued by Argo US, provided that:

•	interest paid on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock of the issuer constructively owned through the ownership of Argo Group International Holdings, Ltd.;

•	the non-U.S. holder is not a controlled foreign corporation that is related to Argo US through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the debt security is described in section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its debt securities through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

Subject to the discussion under the heading “FATCA Withholding” below, the 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder was a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such interest, subject to adjustments.

Any gain realized on the disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

FATCA Withholding. Legislation enacted in 2010 (“FATCA legislation”) generally imposes a withholding tax of 30% on interest income paid on a debt obligation and on the gross proceeds from the sale or other disposition of a debt obligation paid after December 31, 2012 to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Under proposed Treasury regulations, this new withholding tax will not apply (i) to interest income on a debt obligation that is paid on or before December 31, 2013 or (ii) to gross proceeds from the sale or other disposition of a debt obligation paid on or before December 31, 2014. Under proposed Treasury regulations, this legislation generally will not apply to a debt obligation outstanding on January 1, 2013, unless such debt obligation undergoes a “significant modification” (within the meaning of Section 1.1001-3 of the Treasury regulations promulgated under the Code) after such date. Prospective non-U.S. holders are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in any debt securities issued by Argo US.

Proposed U.S. Tax Legislation

Changes in U.S. tax legislation could have a material impact on us or our shareholders. Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. In particular, the House of Representatives introduced legislation in September 2008 which would disallow the deduction for “excess non-taxed reinsurance premiums” with respect to U.S. risks paid to affiliates. Although this legislation was not enacted in 2008, similar legislation was introduced in the House of Representatives and the Senate in October 2011. On December 10, 2008, the Senate Finance Committee Staff released a discussion draft of a proposal that would deny a deduction for any premiums reinsured by a related party if such premium exceeds the industry average of reinsured policies. The Senate Finance Committee discussion draft contains similarities to the legislation introduced in the House and Senate. If any such legislation is enacted, such legislative proposal could have a material impact on us.

Although the legislation introduced in the House of Representatives and the Senate in October 2011 was not enacted in the session of Congress that ended in January 2012, a proposal to deny the deductibility of premiums reinsured by a related foreign insurer to the extent that the foreign reinsurer is not subject to U.S. income tax on the premiums received was included in the President’s proposed fiscal 2013 budget.

Prospective investors should consult their tax advisors regarding the impact the enactment of these U.S. legislative proposals would have on an investment in our common shares or debt securities.

PLAN OF DISTRIBUTION

We, the Capital Trust, Argo US and where applicable, selling securityholders, may sell offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to purchasers, or

•	by any other method permitted by law.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents,

•	the purchase price of the offered securities and the proceeds to us, the Capital Trust, and/or the selling securityholders from such sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, or

•	any trading market or securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us, the Capital Trust, Argo US and/or selling securityholders from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, the Capital Trust, Argo US and/or selling securityholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, the Capital Trust, Argo US and/or selling securityholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, the Capital Trust, Argo US and, where applicable, selling securityholders, may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, the Capital Trust, Argo US and/or selling securityholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, the Capital Trust, Argo US and/or selling securityholders and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us, the Capital Trust or Argo US. Any such remarketing firm will be identified and the terms of its agreements, if any, with us, the Capital Trust and/or Argo US and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us, the Capital Trust, Argo US and/or selling securityholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, the Capital Trust, Argo US and/or selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, the Capital Trust, Argo US and/or selling securityholders. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of the use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, the Capital Trust, Argo US and/or selling securityholders will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-15259) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012; and

•	our Current Report on Form 8-K filed on September 18, 2012.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to Argo Group International Holdings, Ltd., 110 Pitts Bay Road, Pembroke HM 08, Bermuda, (441) 296-5858.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman Limited, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Matters of Delaware law relating to validity of the trust preferred securities will be passed upon for us and the Capital Trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the Capital Trust. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Argo Group International Holdings, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Current Report on Form 8-K dated September 18, 2012, and the effectiveness of Argo Group International

Holdings Ltd.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and schedules and Argo Group International Holdings, Ltd. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

Argo Group is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and its assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Argo Group, or such directors and officers or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them. However, Argo Group may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving National Registered Agents, Inc., 1090 Vermont Avenue, NW, Suite 910, Washington, DC 20005, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Conyers Dill & Pearman Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Argo Group, of the issuance and distribution of the securities being registered hereby:

	Amount to be paid
Securities and Exchange Commission registration fee		(1)
Printing expenses		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Rating agency fees and expenses		(1)
Trustee’s fees and expenses (including counsel’s fees)		(1)
Miscellaneous expenses		(1)
Total		(1)

(1)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to such company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between such company and any director exempting or indemnifying him against any liability which would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to such company, shall be void.

Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such Bermuda company may otherwise indemnify such officer or director.

Under our bye-laws, we are obligated to indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts; provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

Item 16.	Exhibits.

The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Argo Group International Holdings, Inc., hereby constitutes and appoints Mark E. Watson III and Jay S. Bullock, and each and any of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment) and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda on the 18th day of September, 2012.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ MARK E. WATSON III
Name:	Mark E. Watson III
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement and power of attorney have been signed below by the following persons in the capacities indicated on the 18th day of September, 2012.

Signature	Title

/S/ MARK E. WATSON III Mark E. Watson III	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ JAY S. BULLOCK Jay S. Bullock	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ GARY V. WOODS Gary V. Woods	Director

/S/ F. SEDGWICK BROWNE F. Sedgwick Browne	Director

/S/ H. BERRY CASH H. Berry Cash	Director

/S/ HECTOR DELEON Hector DeLeon	Director

/S/ MURAL R. JOSEPHSON Mural R. Josephson	Director

/S/ JOHN R. POWER, JR. John R. Power, Jr.	Director

/S/ NABIL EL-HAGE Nabil El-Hage	Director

/S/ JOHN H. TONELLI John H. Tonelli	Director

/S/ KATHLEEN A. NEALON Kathleen A. Nealon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda on the 18th day of September, 2012.

ARGO GROUP STATUTORY TRUST ARGO GROUP INTERNATIONAL HOLDINGS, LTD., AS SPONSOR

By:	/s/ Mark E. Watson III
Name:	Mark E. Watson III
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on the 18th day of September, 2012.

ARGO GROUP US, INC.

By:	/s/ MARK E. WATSON III
Name:	Mark E. Watson III
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of September,, 2012.

Signature	Title

/S/ MARK E. WATSON III Mark E. Watson III	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/S/ JAY S. BULLOCK Jay S. Bullock	Executive Vice President, Finance, and Director (Principal Financial and Accounting Officer)

/S/ CRAIG S. COMEAUX Craig S. Comeaux	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Memorandum of Association of Argo Group (incorporated by reference to Exhibit 3.1 to the Current Report of Argo Group on Form 8-K filed on August 8, 2007)

3.2	Amended and Restated Bye-Laws of Argo Group (incorporated by reference to Appendix I to Argo Group’s Proxy Statement for the 2010 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2010)

3.3	Amended and Restated Certificate of Incorporation of Argo Group US, Inc.

3.4	Amended and Restated By-laws of Argo Group US, Inc.

4.1	Form of Indenture relating to the Argo Group Senior Debt Securities

4.2	Form of Indenture relating to the Argo Group Subordinated Debt Securities

4.3	Form of Indenture relating to the Argo US Senior Debt Securities (including the Argo Group Guarantee)

4.4	Form of Indenture relating to the Argo US Subordinated Debt Securities (including the Argo Group Guarantee)

4.5	Form of Debt Securities (1)

4.6	Form of Certificate of Common Shares of Argo Group (incorporated by reference to Exhibit 4.1 to the Current Report of Argo Group on Form 8-K filed on August 8, 2007)

4.7	Form of Certificate of Designation, Preferences and Rights for Preferred Shares of Argo Group (1)

4.8	Form of deposit agreement, including the form of depositary receipt (1)

4.9	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate (1)

4.10	Form of Warrant Agreement for warrants sold attached to securities, including the form of Warrant Certificate (1)

4.11	Form of Warrant for common shares (1)

4.12	Form of Unit Agreement (1)

4.13	Form of Purchase Contract (1)

4.14	Certificate of Trust for Argo Group Statutory Trust (incorporated by reference to Exhibit 4.11 to Argo Group’s Form S-3 filed on August 19, 2009)

4.15	Declaration of Trust for Argo Group Statutory Trust (incorporated by reference to Exhibit 4.12 to Argo Group’s Form S-3 filed on August 19, 2009)

4.16	Form of Amended and Restated Declaration of Trust for Argo Group Statutory Trust (including form of trust preferred security) (incorporated by reference to Exhibit 4.13 to Argo Group’s Form S-3 filed on August 19, 2009)

4.17	Form of Preferred Securities Guarantee Agreement (1)

5.1	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Conyers Dill & Pearman Limited

5.3	Opinion of Richards, Layton & Finger, P.A.

12.1	Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2)

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)

24.1	Powers of attorney (included in Part II to the Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Senior Debt Securities under the Senior Debt Indenture (1)

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Subordinated Debt Securities under the Subordinated Debt Indenture (1)

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Debt Securities under the Argo US Senior Debt Securities Indenture

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Debt Securities under the Argo US Subordinated Debt Securities Indenture (1)

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Argo Group Statutory Trust Preferred Securities under the Declaration of Trust of Argo Group Statutory Trust (1)

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Argo Group Statutory Trust (1)

(1)	To be filed, if necessary, by a post effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.